Exhibit 23.1
                                                                    ------------


                  Consent of Independent Certified Public Accountants



Board of Directors
Innovo Group Inc.


         We hereby consent to the use in the Prospectus constituting a part of this Amendment No.2 to the Registration Statement of our report dated January 26, 1996, except for Note 4, which is as of April 26, 1996, relating to the consolidated financial statements of Innovo Group Inc. and subsidiaries, which is contained in that Prospectus, and of our report dated January 26, 1996, relating to the schedule, which is contained in Part II of the Registration Statement.


         We also consent to the references to us under the captions "Selected Consolidated Financial Data" and "Experts" in the Prospectus.



                                    /s/BDO Seidman, LLP
                                   ---------------------
                                   BDO SEIDMAN, LLP





Atlanta, Georgia
June 26, 1996